Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Fourth Quarter and Fiscal Year 2013

Recent Highlights

•	Q4 revenue of $17.6 million

•	GAAP net loss of $(8.6) million, or $(0.10) per share, for Q4

•	Net proceeds from completed secondary offering of $24.0 million

•	Q4 ending cash, cash equivalents and short-term investments of $39.5 million

FREMONT, Calif., January 30, 2014 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today announced its financial results for the fourth quarter and fiscal year of 2013, ended December 29, 2013.

“We achieved fourth quarter revenue and gross profits near the mid-range of our guidance, with revenue of $17.6 million and a GAAP gross profit of 50%, while recording operating expenses of $17.1 million, near the low end of our guidance,” said Dennis Bencala, CFO of Ikanos. “During the quarter, we completed a successful secondary offering that raised net proceeds of $24.0 million and continued to effectively manage our business and cash position, with cash totaling approximately $39.5 million at year end.”

Omid Tahernia, president and CEO, said, “Fiscal 2013 was a transition year for Ikanos. As our revenue mix shifted towards new products, delays in several new customer product ramps, compounded by the unfavorable dynamics in certain maturing markets, resulted in lower overall revenues. While we navigate through these transitions, we continue to expand our design win pipeline and remain committed to investing in next-generation technology and products. We launched Velocity™-Uni, expanded our product portfolio with the rollout of our industry-leading inSIGHT Broadband eXperience Manager, and further demonstrated our technology leadership through the introduction of Neos™, our next-generation G.fast architecture.”

“We successfully completed several carrier and OEM lab trials for both Velocity™-3 and inSIGHT in 2013, paving the way for field trials and market deployments later this year. In addition, with the recent introduction of our latest home gateway processor line, the Fusiv® Vx500 family, at CES, we are well positioned to expand our footprint inside the home, not only for DSL gateways, but also for multi-mode gateways supporting any broadband access technology,” concluded Mr. Tahernia.

Financial Details

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), non-GAAP gross profits and non-GAAP operating expenses, where applicable, exclude the income statement effects of stock-based compensation, restructuring charges and the amortization of intangible assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Fourth Quarter 2013 Results

Revenue for the fourth quarter of 2013 was $17.6 million compared to revenue of $16.9 million for the third quarter of 2013. GAAP gross profit for the fourth quarter of 2013 was 50% compared to a GAAP gross profit of 51% for the third quarter of 2013.

Non-GAAP gross profit for the fourth quarter of 2013 was 51% compared to a non-GAAP gross profit of 52% for the third quarter of 2013.

GAAP operating expenses for the fourth quarter of 2013 were $17.1 million compared to GAAP operating expenses of $17.0 million for the third quarter of 2013.

Non-GAAP operating expenses for the fourth quarter of 2013 were $16.2 million compared to non-GAAP operating expenses of $16.0 million for the third quarter of 2013.

GAAP net loss for the fourth quarter of 2013 was $(8.6) million or a loss of $(0.10) per share on 85.6 million weighted average shares outstanding compared to a GAAP net loss of $(8.7) million, or $(0.12) per share on 71.7 million weighted average shares, for the third quarter of 2013.

Non-GAAP net loss for the fourth quarter of 2013 was $(7.6) million or a loss of $(0.09) per share on 85.6 million weighted average shares outstanding compared to a non-GAAP net loss of $(7.5) million, or $(0.11) per share on 71.7 million weighted average shares outstanding for the third quarter of 2013.

Cash and cash equivalents and short-term investments at the end of the fourth quarter of 2013 were $39.5 million, compared to $25.6 million at the end of the third quarter of 2013. Cash and cash equivalents includes the results of the Company’s recently completed stock offering. Additionally, at the end of the fourth quarter of 2013, inventory was $2.0 million, compared to $1.6 million at the end of the third quarter of 2013. Current liabilities at the end of the fourth quarter of 2013 were $24.9 million, compared to $25.8 million at the end of the third quarter of 2013. For both the third and fourth quarters of 2013, current liabilities include an accounts receivable backed, revolving line of credit advance of $10.8 million and $12.0 million, respectively.

For a more complete review of our 2014 results and year-over-year comparisons please see the attached financial schedules.

Outlook

Revenue is expected to be between $14 million and $16 million for the first quarter of 2014.

GAAP gross profit for the first quarter of 2014 is expected to be between 49% and 51%. Non-GAAP gross profit is expected to be between 50% and 52% for first quarter of 2014. GAAP operating expenses for first quarter of 2014 are expected to be in the range of $17 million to $18 million. Non-GAAP operating expenses are expected to be in the range of $16 million to $17 million for first quarter of 2014. GAAP net loss for first quarter of 2014 is expected to be in the range of approximately $(9.0) million to $(11.3) million, or a GAAP loss per share of $(0.09) to $(0.11). Non-GAAP net loss is expected to be in the range of approximately $(8.0) million to $(10.3) million, or a non-GAAP loss per share of $(0.08) to $(0.10).

Fourth Quarter Conference Call

Management will review the fourth quarter and full year financial results and its expectations for subsequent periods at a conference call on January 30, 2014 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (888) 312-3048 and enter conference ID 2629215. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until April 30, 2014 by dialing (888) 203-1112 and entering conference ID 2629215.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2014 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos and the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, inSIGHT, Neos, Ikanos Velocity, and Ikanos NodeScale are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” and similar statements of a future or forward-looking nature identify forward-looking statements.

Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following: that the delays in new customer product ramps will continue longer than anticipated; that the rate of acceptance of our new products by our customers and telecommunications service providers may be lower than anticipated; that the unfavorable macro dynamics in certain maturing markets will continue longer than anticipated; that successful lab trials will eventually result in field trials or market deployments later this year or at all; that our design win pipeline will continue to expand as anticipated; macroeconomic or other conditions which may cause our customers to defer purchasing plans or cancel any purchasing plans altogether despite successful design wins or successful field trials; the continued demand by telecommunications service providers for our specific xDSL semiconductor products; our ability to continue to effectively manage our business and cash position; the failure of telecommunications service providers to implement deployment plans on schedule, or at all, despite increased performance results; our ability to generate demand and close transactions for the sale of our products; competition in the markets in which we operate; and the fact that the products we sell may not satisfy shifting customer demand or compete successfully with our competitors’ products. For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Registration Statement on Form S-1 filed on August 23, 2013 and subsequently amended.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
Revenue	$17,582	$31,758	$79,749	$125,948
Cost of revenue	8,806	16,476	39,078	64,750

Gross profit	8,776	15,282	40,671	61,198

Operating expenses:
Research and development	12,503	14,120	51,075	57,543
Selling, general and administrative	4,589	5,221	18,816	19,056
Restructuring	—	—	—	1,062

Total operating expenses	17,092	19,341	69,891	77,661

Loss from operations	(8,316)	(4,059)	(29,220)	(16,463)
Interest income and other, net	(71)	143	(578)	(108)

Loss before income taxes	(8,387)	(3,916)	(29,798)	(16,571)
Provision for income taxes	246	608	589	1,014

Net loss	$(8,633)	$(4,524)	$(30,387)	$(17,585)

Net loss per share
Basic and diluted	$(0.10)	$(0.06)	$(0.41)	$(0.25)

Weighted average number of shares
Basic and diluted	85,648	70,136	74,726	69,701

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	December 29, 2013	September 29, 2013	December 30, 2012
Revenue	$17,582	$16,900	$31,758
Cost of revenue	8,806	8,263	16,476

Gross profit	8,776	8,637	15,282

Operating expenses:
Research and development	12,503	12,455	14,120
Selling, general and administrative	4,589	4,589	5,221
Restructuring	—	—	—

Total operating expenses	17,092	17,044	19,341

Loss from operations	(8,316)	(8,407)	(4,059)
Interest income and other, net	(71)	(147)	143

Loss before income taxes	(8,387)	(8,554)	(3,916)
Provision for income taxes	246	111	608

Net loss	$(8,633)	$(8,665)	$(4,524)

Basic and diluted net loss per share	$(0.10)	$(0.12)	$(0.06)

Weighted average outstanding shares:
Basic and diluted	85,648	71,662	70,136

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 29, 2013				Three Months Ended December 30, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$17,582	$—		$17,582	$31,758	$—		$31,758
Cost of revenue	8,806	(2	)(a)	8,684	16,476	(9	)(a)	16,347
		(120	)(b)			(120	)(b)

Gross profit	8,776	(122)		8,898	15,282	(129)		15,411

Operating expenses:
Research and development	12,503	(640	)(a)	11,863	14,120	(557	)(a)	13,563
Selling, general and administrative	4,589	(281	)(a)	4,308	5,221	(308	)(a)	4,788
						(125	)(b)
Restructuring	—	—		—	—	—		—

Total operating expenses	17,092	(921)		16,171	19,341	(990)		18,351

Loss from operations	(8,316)	1,043		(7,273)	(4,059)	1,119		(2,940)
Interest income and other, net	(71)	—		(71)	143	—		143

Loss before income taxes	(8,387)	1,043		(7,344)	(3,916)	1,119		(2,797)
Provision for income taxes	246	—		246	608	—		608

Net loss	$(8,633)	$1,043		$(7,590)	$(4,524)	$1,119		$(3,405)

Net loss per share:
Basic and diluted	$(0.10)			$(0.09)	$(0.06)			$(0.05)

Weighted average outstanding shares:
Basic and diluted	85,648			85,648	70,136			70,136

Notes:

	Three Months Ended
	December 29, 2013	December 30, 2012
(a) Stock-based compensation	$923	$874
(b) Amortization of acquired intangible assets	120	245

Total non-GAAP adjustments	$1,043	$1,119

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 29, 2013
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$16,900	$—		$16,900
Cost of revenue	8,263	(2	)(a)	8,141
		(120	)(b)

Gross profit	8,637	(122)		8,759

Operating expenses:
Research and development	12,455	(673	)(a)	11,782
Selling, general and administrative	4,589	(250	)(a)	4,255
		(84	)(b)
Restructuring	—	—		—

Total operating expenses	17,044	(1,007)		16,037

Loss from operations	(8,407)	1,129		(7,278)
Interest income and other, net	(147)	—		(147)

Loss before income taxes	(8,554)	1,129		(7,425)
Provision for income taxes	111	—		111

Net loss	$(8,665)	$1,129		$(7,536)

Net loss per share:
Basic and diluted	$(0.12)			$(0.11)

Weighted average outstanding shares:
Basic and diluted	71,662			71,662

Notes:

Three Months Ended September 29, 2013
(a) Stock-based compensation	$925
(b) Amortization of acquired intangible assets	204

Total non-GAAP adjustments	$1,129

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Twelve Months Ended December 29, 2013				Twelve Months Ended December 30, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$79,749	$—		$79,749	$125,948	$—		$125,948
Cost of revenue	39,078	(8	)(a)	38,592	64,750	(8	)(a)	63,170
		(478	)(b)			(1,572	)(b)

Gross profit	40,671	(486)		41,157	61,198	(1,580)		62,778

Operating expenses:
Research and development	51,075	(2,435	)(a)	48,640	57,543	(2,007	)(a)	55,536
Selling, general and administrative	18,816	(1,130	)(a)	17,353	19,056	(877	)(a)	17,679
		(333	)(b)			(500	)(b)
Restructuring	—	—		—	1,062	(1,062	)(c)	—

Total operating expenses	69,891	(3,898)		65,993	77,661	(4,446)		73,215

Loss from operations	(29,220)	4,384		(24,836)	(16,463)	6,026		(10,437)
Interest income and other, net	(578)	—		(578)	(108)	—		(108)

Loss before income taxes	(29,798)	4,384		(25,414)	(16,571)	6,026		(10,545)
Provision for income taxes	589	—		589	1,014	—		1,014

Net loss	$(30,387)	$4,384		$(26,003)	$(17,585)	$6,026		$(11,559)

Net loss per share:
Basic and diluted	$(0.41)			$(0.35)	$(0.25)			$(0.17)

Weighted average outstanding shares:
Basic and dilluted	74,726			74,726	69,701			69,701

Notes:

	Twelve Months Ended
	December 29, 2013	December 30, 2012
(a) Stock-based compensation	$3,573	$2,892
(b) Amortization of acquired intangible assets	811	2,072
(c) Restructuring	—	1,062

Total non-GAAP adjustments	$4,384	$6,026

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 29, 2013	September 29, 2013	December 30, 2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$39,516	$25,645	$31,176
Accounts receivable	15,892	13,843	15,748
Inventory	2,017	1,571	8,122
Prepaid expenses and other current assets	3,245	3,640	5,892

Total current assets	60,670	44,699	60,938
Property and equipment, net	8,612	8,775	8,769
Intangible assets, net	718	837	1,529
Other assets	1,952	2,250	2,612

	$71,952	$56,561	$73,848

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$12,000	$10,800	$5,000
Accounts payable	4,692	6,206	5,679
Accrued liabilities	8,232	8,771	13,688

Total current liabilities	24,924	25,777	24,367
Other liabilities	1,637	2,105	2,854

Total liabilities	26,561	27,882	27,221
Stockholders’ equity	45,391	28,679	46,627

	$71,952	$56,561	$73,848